Form C

Cover Page

Name of issuer:

Asgard Brewing

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 9/21/2016

Physical address of issuer:

104 East 5th Street
Columbia TN 38401

Website of issuer:

http://www.asgardbrewery.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

500,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $500,000; interests will be sold in increments of $1.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

4/15/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$459,858.00	$374,924.00
Cash & Cash Equivalents:	$6,869.00	$27,700.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$244,142.00	$148,103.00
Long-term Debt:	$481,274.00	$317,946.00
Revenues/Sales:	$427,365.00	$77,491.00
Cost of Goods Sold:	$193,877.00	$35,332.00
Taxes Paid:	$5,481.00	$8,223.00
Net Income:	($174,433.00)	($112,398.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Asgard Brewing

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Hans Seezen	CPA	Retired	2016
John Porter	Creative Director	Asgard Brewing Company	2017
Jonathan Gobble	Logistics, Trucking	Self Employed	2018
Stephen Porter	Manager CEO	Asgard Brewing Company	2016
Tom Ostrander	Financial	Self Employed	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Stephen Porter	CEO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Stephen Porter	82000.0 Common Stock	74.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

IN MAKING AN INVESTMENT DECISION, YOU MUST RELY ON YOUR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. YOU SHOULD NOT CONSTRUE THE CONTENTS OF THIS OFFERING PACKAGE OR INFORMATION OBTAINED FROM THE OFFICERS AS LEGAL, TAX, OR INVESTMENT ADVICE, AND YOU SHOULD CONSULT YOUR OWN ATTORNEY, ACCOUNTANT, AND BUSINESS ADVISOR AS TO LEGAL, TAX, AND RELATED MATTERS CONCERNING AN INVESTMENT IN THE NOTES.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Investing in the Company involves a high degree of risk. You should carefully consider the risks described below and all of the other information set forth in this offering. If any of the events or developments described below occurs, our business, financial condition or results of operations could be negatively affected.

We have 20 months of operating history. A number of uncertainties exist that could have an impact on our future operating results, including general economic conditions, relevant market attitude toward our products, market entry of competitors, and numerous other competitive factors. Moreover, there is no assurance that we will achieve our business plans or meet our financial projections. Our business plans and financial projections, therefore, must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the highly competitive craft beer industry.

Limited infrastructure. We presently own all of the equipment needed to brew, but not bottle, package, or the space 104 East 5th Street where we will produce our beer. We have space fully owned by a Subsidiary of Asgard (Allfather Development , LLC) which in turn is owned by related parties Stephen Porter and Tom Ostrander). If we are unable to secure the necessary equipment and/or complete any necessary renovations to our brewery location in line with our business plans, it would likely have a material adverse impact on our financial condition, results of operations and cash flows.

Growth will be challenging. We have been successful in implementing our business plan for the Asgard Taproom and growth exceeds our projections. However, we may experience a period of significant growth that could place a significant strain upon our managerial, financial, and operational resources. If we are unable to manage our anticipated growth effectively, our business, results of operations, and financial condition may suffer.

Common ownership between the Company and the building that will house our taproom presents a potential conflict of interest. The Company leases the 105 East 5th building that will be used for our second Taproom and larger production and warehousing needs an entity (Allfather Development. LLC) partially owned by one of our Founders, Dr. Stephen Porter and Tom Ostrander. There is no lease for this building. It will when fully occupied have a lease compared to similar buildings in the area to ensure rent commensurate with the market and consistent with an arms-length deal. Nonetheless, the common ownership between the Company and its landlord presents a potential conflict of interest for the Company, and this conflict could have an impact on your investment.

Competitive nature of the craft beer industry. We face competition in the craft beer industry. Our beers will compete primarily with beers produced by other local and regional craft brewers and foreign brewers and, to a lesser extent, national domestic brewers. A portion of the craft beer market consists of consumers seeking new and exciting tastes, flavors, and experiences. As our brands mature, it may become more difficult for us to sell these brands to this portion of the craft beer market. Other craft brewers with whom we compete may offer beers that these consumers perceive to be newer, more exciting and unique, and therefore preferable. These factors could lead to declining sales. Such events would cause our future sales, results of operations, and cash flows to be adversely affected.

We may experience fluctuations in revenue. Our future net revenues and operating results may be subject to significant fluctuations due to a variety of factors, many of which are beyond our control. These factors may include:

1) the success of our efforts to expand our presence in the marketplace of craft breweries in the Columbia (and surrounding areas), and Middle Tennessee markets;

2) the success of our ability to attract craft beer drinkers to our tap room, where we can charge retail prices for our beer;

3) legislation that may hinder our ability to sell or distribute our beer;

4) introduction of new beer styles by our competitors;

5) costs of our marketing efforts to build our brands;

6) patterns of growth in the consumption of craft beer; and

7) general economic conditions.

We may need additional capital in the future. We believe that the gross proceeds of this Offering, together with the additional financing we are seeking through traditional bank loans, will be sufficient to finance the build out of the production brewery facility and tap room and to provide working capital to operate the business to the point at which we anticipate operating revenue being sufficient for the Company to be profitable. Our current assumptions and expectations are reflected in the financial projections included in the Business Plan. However, if capital reserves are insufficient to fund such expansion, we may require additional capital from outside sources to expand our production capacity. The timing and amount of any such additional capital requirements cannot be predicted with any certainty at this time. There can be no assurance that any such financing will be available on acceptable terms. If financing is not available on satisfactory terms, we may not be able to expand our business as projected.

We depend on key vendors and suppliers. We plan to use multiple vendors and suppliers for the raw ingredients and other materials involved in the production and distribution of our beer. There can be no assurance that our vendors and suppliers will continue to meet our demands, especially if our business grows as projected. If we are unable to access the raw ingredients necessary to produce our beer, we may experience substantial delays in production, which could have a material adverse effect on our projected revenues. In addition, fluctuating commodities prices for the necessary raw materials may have a material adverse effect on the Company's profits.

Distribution of our beers. We plan to self-distribute our beers to select accounts in the Middle Tennessee market before eventually hiring a distributor. The success of our distribution strategy is contingent upon the development of relationships with bars, restaurants, liquor stores, and other retailers. If we are not successful in contracting with a sufficient number retailers to stock our product, then our revenues and brand development may suffer. Alternatively, our plans to self-distribute may limit our growth if we are unable to regularly deliver sufficient volume to retailers, and we may face challenges with managing a network of retailers that could result in unanticipated costs. If production and demand for our beer outpaces our distribution capacity, we may need to contract with one or more distributors, creating a risk that we will be unable to find the appropriate distribution partner(s) and/or negotiate favorable terms for the distribution and marketing of our products. The Company has one Distributor agreement in the Middle Tennessee area or other markets outside the state of Tennessee, it will enter into exclusive agreements for their respective territories. The Company will rely heavily on such distributors to market, promote, and sell the Company's products to retail accounts in their territories. These distributors will likely carry several competing product lines from other breweries, and there is no guaranty that these distributors will use the same efforts (financial or otherwise) to market, promote, and sell the Company's products as they will with other competing product lines. It is exceedingly difficult to terminate distribution agreements, presenting a high price for any problems that may arise in the future between the Company and any of its future distributors.

The Founders will effectively control the Company. The Founders hold the majority of the common shares, with the power to control the appointment of board of directors, and, indirectly, the officers of the Company, who will be responsible for handling and overseeing all day to day operations.

The loss of key personnel might seriously impair our ability to implement our strategy. For the foreseeable future, we will be dependent upon the continued involvement of the Founders. The loss of the services of any of these individuals would have a material and adverse effect on our operations and ability to achieve our business plans Replacing any of these roles would come at a significant expense to the Company, and may result in reduced performance

Hans Seezen is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Hans Seezen is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: Production assistant brewers: $30,000

Brewery Equipment for the 104 building: $20,000

104 Building complete build out: $25,000

Engineers/ architects: $45,000

Inventory and Raw materials: $30,000

Working Capital: $87,500

Wefunder Intermediary fee: $12,500

If we raise: **$500,000**

Use of Proceeds: Hire FTE's, Marketing and Production brewers: $160,000

Distillery equipment: $75,000

Buildout Brewery for building 105: $150,000

Professional services: $12,500
Engineers/ architects: $50,000
Inventory and Raw materials: 27,500

Wefunder Intermediary fee: $25,000

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 5% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount), provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Investors who fund the first $100,000 of the fundraise will receive 2x their principal (the "early bird" term).

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	128,506	110,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common Stock holders have voting rights. Each share of Common Stock is entitled to one vote.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.
Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Stephen Porter
Issue date	10/03/16
Amount	$39,625.00
Outstanding principal plus interest	$45,679.00 as of 08/01/18
Interest rate	8.0% per annum
Maturity date	08/03/20
Current with payments	Yes

Loan

Lender	Robert Porter
Issue date	06/14/18
Amount	$75,000.00
Outstanding principal plus interest	$76,000.00 as of 08/01/18
Interest rate	8.0% per annum
Maturity date	08/01/20
Current with payments	Yes

Loan

Lender	Stephen Porter
Issue date	06/28/18
Amount	$75,000.00
Outstanding principal plus interest	$76,000.00 as of 08/01/18
Interest rate	8.0% per annum
Current with payments	Yes

No payment is required at this time. There is no maturity date and this will be paid back at the owner's discretion, once the business is financially able to do so.

Convertible Note

Issue date	08/01/18
Amount	$377,500.00
Interest rate	8.0% per annum
Discount rate	15.0%
Uncapped Note	Yes
Maturity date	09/28/22

The Company entered into a 10% bridge loan with one of its investors on July 17, 2017 in the amount of $9,500. A principal payment was made on October 5, 2017 of $5,238 leaving a principal balance of $4,262 plus accord interest of $336 for a total of $4,598.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2018	Section 4(a)(2)	Convertible Note	$377,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	VDDI Pharmaceuticals
Amount Invested	$75,000.00
Transaction type	Loan
Issue date	06/14/18
Outstanding principal plus interest	$76,000.00 as of 08/02/18
Interest rate	8.0% per annum
Maturity date	08/01/20
Outstanding	Yes
Current with payments	Yes
Relationship	Stephen Porter Owns VDDI Pharmaceuticals

Name	VDDI Pharmaceuticals
Amount Invested	$75,000.00
Transaction type	Loan
Issue date	06/28/18
Outstanding principal plus interest	$76,000.00 as of 08/16/18
Interest rate	8.0% per annum
Outstanding	Yes
Relationship	Founder Owner

No payment required at this time.

Name	Stephen Porter
Amount Invested	$39,625.00
Transaction type	Loan
Issue date	10/03/16
Outstanding principal plus interest	$45,679.00 as of 07/26/18
Interest rate	8.0% per annum
Maturity date	08/03/20
Outstanding	Yes
Current with payments	Yes
Relationship	Owner Founder

Hunt Properties, GP is partnering with Asgard Brewing Company to combine resources to build a mutually beneficial business partnership. Hunt Properties will provide construction services, steel building solutions which would be used to help ensure growth by Asgard Brewery Inc. in Columbia, TN. New locations for breweries and Taprooms will include Fayetteville, Jackson, Gibson County, Dickson and Pulaski, TN, along with Rocky Mount, NC

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

As the only original brewery in our county, we supply Columbia, Tennessee with not only beer made from local produce, but unique beer from around the world. We've brought our Viking theme to a 400 sq. ft. taproom, which does $60K in monthly sales, creating hordes of Icelandic-loving beer fans in the Southern U.S. The only thing more distinct than our location and theme is our beer, which is so unique to our area that we're one of the most popular beers in Nashville, a city 45 miles away.

Tennessee's alcohol laws have a regulation that stipulates breweries can only sell their product inside their own county. Instead of expanding by relying on distributors, we're going to build more taprooms, therefore expanding distribution. With 2 more taprooms scheduled to launch, including a local location with a 20-barrel system that lets us brew our own beer, we'll soon have one of the largest brewery footprints in Tennessee.

Milestones

Asgard Brewing was incorporated in the State of Delaware in September 2016.

Since then, we have:

- Revenues of $60K per month in a 400-square-foot taproom.
- Current margins are 60.5%, which could get as high as 85% when our own brewing space goes operational.
- Accounts with more than 25 Tennessee bars and restaurants within 40 miles of Nashville.
- We have a 4.9 rating on Facebook and a 4.5 rating on Yelp.
- Named one of the best new breweries in Tennessee by Thrillist in 2016.
- Plans for two new taprooms in Columbia, including a 20-barrel system that allows us to brew our own beer.

Historical Results of Operations

Our company was organized in September 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $427,365 compared to the year ended December 31, 2016, when the Company had revenues of $77,491. Our gross margin was 54.63% in fiscal year 2017, compared to 54.41% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $459,858, including $6,869 in cash. As of December 31, 2016, the Company had $374,924 in total assets, including $27,700 in cash.
- *Net Loss.* The Company has had net losses of $174,433 and net losses of $112,398 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $725,416 for the fiscal year ended December 31, 2017 and $466,049 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $377,500 in convertibles. In 2017 CEO Stephen Porter also gave $26,933 in working capital with no repayment.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 36 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Asgard Brewing cash in hand is $58,048.15, as of August 2018. Over the last three months, revenues have averaged $55,969.52/month, cost of goods sold has averaged $30,697/month, and operational expenses have averaged $72,728/month, for an average burn rate of $47,455.48 per month. Our intent is to be profitable in 24 months.

Since financials have been reported significant high, interest debt has been reduced. Brewery Equipment was purchased instead of leasing and a partially owned subsidiary of Asgard has been established; Jotunheimr, LLC (Pulaski, TN).

We are expecting our expenses to change with the Asgard 104 building. Production brewery will also come on line, reducing cost of goods sold by 50%, which will in turn decrease our burn rate. Some equipment leases will be necessary but a substantial portion of the brew house and cellar have already been purchased. While we cannot guarantee it we hope that the expansion of our seating area will drive greater revenues in the Taproom at Retail Prices.

In lieu of a successful Wefunder raise, we will seek out other investors.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.asgardbrewery.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Asgard Brewing Revenue Share
Early Bird Asgard Brewing Early Bird

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Hans Seezen
John Porter
Jonathan Gobble
Stephen Porter
Stephen Porter
Tom Ostrander

Appendix E: Supporting Documents



INVEST IN ASGARD BREWING

$50,004

raised of $500,000 minimum target from 122 investors

Brewing the best of Viking beer with the best local Tennessee ingredients

As the only original brewery in our county, we supply Columbia, Tennessee with not only beer made from local produce, but unique beer from around the world. We've brought our Viking theme to a 400 sq. ft. taproom, which does $60K in monthly sales, creating hordes of Icelandic-loving beer fans in the Southern U.S. The only thing more distinct than our location and theme is our beer, which is so unique to our area that we're one of the most popular beers in Nashville, a city 45 miles away.

John Porter
Co-Founder and Owner


The Story of Asgard Brewing
ASGARD
BREWING COMPANY

Why you may want to invest

1. Revenues of $60K per month in a 400-square-foot taproom.
2. Current margins are 60.5%, which could get as high as 85% when our own brewing space goes operational.
3. Accounts with more than 25 Tennessee bars and restaurants within 40 miles of Nashville.
4. We have a 4.9 rating on Facebook and a 4.5 rating on Yelp.
5. Named one of the best new breweries in Tennessee by Thrillist in 2016.
6. Plans for two new taprooms in Columbia, including a 20-barrel system that allows us to brew our own beer.

Our Ambition

Tennessee's alcohol laws have a regulation that stipulates breweries can only sell their product inside their own county. Instead of expanding by relying on distributors, we're going to build more taprooms, therefore expanding distribution. With 2 more taprooms scheduled to launch, including a local location with a 20-barrel system that lets us brew our own beer, we'll soon have one of the largest brewery footprints in Tennessee.

https://asgardbrewery.com

Columbia, TN

$ 100 min

Invest

REMIND ME (141)

What you are investing in

Revenue Share

5% of revenues

~~1.5X~~ **2.0X** payback multiple

EARLY BIRD BONUS: 2X REVENUE SHARING

Investors who fund the first $100,000 of this fundraise will receive 100% of their principal and an additional 100% on top.

Secured revenue share

The company will pay investors 5% of revenues each quarter until 100% of your principal is returned plus 50% on top.

Earning a return

Learn more about revenue shares

Investor perks

$250+
Tee shirt, Hat, Sticker

$500+
Growler, Tee shirt, Hat, Sticker

$1,000+
Growler, Tee shirt, Hat, Sticker, Spend day with Brew Master

$10,000+
Growler, Tee shirt, Hat, Sticker, Spend a day with the brew master all expenses paid in continental US

$50,000+
Growler, Tee shirt, Hat, Sticker Spend a week with the brew master all expenses paid in continental US

$100,000+
Growler, Tee shirt, Hat, Sticker and Asgard Board Observer Seat

$200,000+
Growler, Tee shirt, Hat, Sticker and Asgard Board of Directors seat

see less

recreation | bars & clubs | b2c | brewery | main street | food | alcohol

Why I Like Asgard Brewing

Love going to Asgard! I have not once been disappointed in the beer selection! We have come twice while a food truck was there. Great to grab a bite and enjoy a good beer! The staff is friendly, knowledgeable of the beers, and helpful to make the perfect selection! I see many more evenings here in my future.

Lisa R Roof Cole
CUSTOMER

THE BUZZ ABOUT ASGARD BREWING

Tried several brews and all were excellent. Tremendous selection with a wide variety to suit all tastes. Friendly staff! M & M Food truck was serving up excellent St Patty's Day fare as well as their usual food.

Bill Smith
Customer

Awesome place! Loved the Pacific Coast Pino :)) Friendly people, both staff and patrons ... and super dog friendly on the front porch. Will definitely visit again soon!

Kathy Croasdale Dikeman
Customer

I love this place. The building is beautiful and the atmosphere is amazing. They play great music, their brews are spectacular, and I love the food trucks. My favorite is Flyboys of Nashville.

Trina Starr
Customer

Asgard wins 2018 small business of the year

Crafting beer and creating a favorite gathering spot for locals and brewing enthusiasts has been at the heart of Asgard Brewing Co. & Taproom.In addition to winning the 2018 Best of Maury County awards for best happy hour, best place to buy
August 30, 2018 @ columbiadailyherald.com

Asgard Brewing Company -- Brewbound.com | Craft beer industry news, jobs, and events.

VALHALLA AWAITS Asgard Brewery brings the cool, smooth beers of the Icelandic region to the Middle Tennessee area. Wanna enjoy a truly unique brewing experience? You're in the right place! Over all these long years we have been accumulating only
August 7, 2018 @ brewbound.com

Downtown Columbia Goes Nordic with the Opening of Asgard Brewery | offtheduck

Asgard Brewery opened the first portion of its facilities on October 1 to a steady stream of curious and thirsty patrons eager to check out the new taproom and get a taste of their specialty beers. The brewery features a Viking theme and logo, and was
July 26, 2018 @ offtheduck.com

New Brewery Opens in Columbia, New Distillery in Leiper's Fork

Who knows, maybe Oct. 1, 2016, will become an important date in Middle Tennessee drinking history, much like Sept, 6, 2013, which is when both Black Abbey Brewing and Tennessee Brew Works delivered their first kegs to Nashville retail accounts.
July 26, 2018 @ nashvillescene.com

Norse-themed brewery coming

A new brewing company with a Norse mythology theme is coming to Columbia. Steve Porter and his son John Porter plan to open Asgard Brewing Company within the next year. A new brewing company with a Norse mythology theme is coming to Columbia.
July 26, 2018 @ columbiadailyherald.com

The Tiny Town In Tennessee That's Quietly Becoming The Brewery Capital Of The South

Finding a solid brewery in the heart of our big cities isn't too hard, is it? Nashville is veritably exploding, Memphis fills the streets of Beale with the stuff and Knoxville isn't too far behind. But what about our small towns?
November 24, 2017 @ onlyinyourstate.com

The Best New Breweries in Tennessee You Should Be Drinking at Right Now

Time for a road trip through Tennessee to visit the best new breweries in the state.
October 21, 2016 @ thrillist.com

Cilantro Mexican Grill Now Serving in Berry Hill; Melrose Hot Chicken Spot Opens Oct. 27

BERRY HILL - Cilantro Mexican Grill and Tequila Bar opened yesterday in the former home of the Sylvan Park Restaurant. Located at 2330 Franklin Pike, hours are 11 a.m. to 10 p.m. Sunday through Thursday and 11 a.m. to 10:30 p.m. Friday and Saturday.
October 21, 2016 @ nashville.eater.com

Highlighting the Best of Tennessee Through Viking Beer

Our city of Columbia, Tennessee, is perfect for a brewery. Our town of 35,000 supports our mission by packing our 400 square foot brewpub every night, plus, we have produce from dozens of local farmers at our disposal. This allows us to grit our grains to order from local farmers, then roll and crush them, which is the way Vikings brewed for 200 years. If this didn't differentiate us from our competition, the fact that we sit on the Duck River, the third most biologically diverse river in the world, does. So we're not just a farm-to-barrel brewery -- we're also a destination for ecotourism.



We Feature 35 Guest Taps + Food Trucks



We love beer. Especially unique beer that tastes how the Vikings of lore would've made it. So we have 35 rotating guest taps in our brewery with beer from all over the world, making us a destination for beer lovers anywhere. We also have 28 (!) food trucks on a rotating basis 7 days a week that serve any kind of food imaginable. In our town, these food trucks are serving food that's impossible to get anywhere else.

These two factors, combined with our eco-tourism and local ingredients, make the Asgard Brewery one of the more special places in the South, if not the country, to enjoy a cold beer.

At $60K in Monthly Taproom Sales, it's Time to Expand

We're currently in the planning stage for two brand new breweries in Columbia. The first, a 10-barrel system with on-site equipment, is next door to our current location and will allow us to brew our own beers. The second will be across the street and will hold 5X as many customers and have 3X as many taps as our current space. From there, we have plans to expand to Pulaski, a city 30 miles south, allowing us to distribute Asgard beer in Giles County without going through a distributor. Our future plans don't involve selling out to a larger beer conglomerate, but they do involve the strategy of bypassing distributors by opening brewpubs across Tennesee.


ASGARD
BREWING COMPANY

Our Progress So Far

With a successful raise of $500k on Wefunder, we'll spend the majority of the investments on completing the build-out for our new taproom, then be able to hire full-time staff in marketing and production brewing, buy inventory and raw materials, and increase our working capital. If we hit our maximum raise of $1M, we'll also be able to buy all of the interior brewing equipment and significantly more inventory.

Meet the Founders



John Porter
Co-Founder and Owner



Stephen Porter
Co-Founder and CEO

AND THE REST OF THE TEAM



Mike Peters
Taproom Manager + Assistant Brewer



Ryan Whitaker
Brewmaster



Karissa McCartney
Food and Events Coordinator



Lauren Linares
Bartender



Rod McCartney
Bartender and Assistant Brewer

Raised $617,129 From 122+ Investors

$39,625	$75,000	$75,000	$377,500	$50,004
October 2016	June 2018	June 2018	August 2018	In Progress
LOAN	LOAN	LOAN	CONVERTIBLE NOTE	

Hugh F. Honts
Technologist. SEC football! Go Gators!

Tom Engle

Philip Aaron Davidson

Francis Flynn

Joe Tuohey

Cory Owens
Young professional looking to diversify my portfolio with industries and business that meet my interests.

MORE INVESTORS

Interview

Wefunder interviewed Stephen Porter on June 21, 2018.

– COLLAPSE ALL

WF: What is Asgard Brewing? ^

PORTER: We are a brewery in Tennessee. The intent of my co-founder — who is my son, John — was to do something different than a brewery associated with a river. Some 70% of breweries are associated with rivers, which is great because water is vital for brewing, but it's not that exciting. The theme of having Vikings associated with drinking was interesting to me, and it hadn't really been done. We focused on the Viking brand because we wanted to differentiate. That extends to our beer. Many breweries around us were starting to differentiate by doing Belgians, or trying lagering, or focusing on sours. We do farm-to-barrel with floral and Nordic flavoring notes.

Also, since we're in a rural community, we are enveloping a large portion of our product line with locally grown products and processes. Those include local honey and local barley. We're using, and facilitating the institution of, a new grist mill process with five 50-100-year-old grist mills slaved together using a belt and pulley from an old furniture factory in Pulaski. We're gristing our grains to order from our speciality barley of from local farmers who will be are growing special two row barley for us. We lack a good malt house in Tennessee. there are effort to rectify that issue now. We're trying to make beer the way it the way it was done for 200 years.

Finally, we are located on a river called the Duck River. It's the third most biologically diverse river in the world. The concept is that we are a destination for ecotourism, a farm-to-barrel brewery. We encourage recreating, people driving to see our thematic, and the concept of harvesting locally and developing products locally.

WF: How did Asgard Brewing begin? ^

PORTER: My son read Beowulf at age 11 and never left. I took a Norse myths and legends course at the University of Michigan and almost flunked it — it was the hardest course I ever took — but I learned a great appreciation of Viking lore and Norwegian myths and legends of men of yore. While in Michigan, I started brewing beer in my dorm using 55-gallon buckets and a garbage can. When the hydrometer sank, we bottled the beer. A sinking hydrometer means the beer is 15% alcohol, so we were drinking very high-gravity beer before anybody really knew what that term meant.

In the summer of 2015, we were going to invest in a brewery in Florida, but they'd raised all the money they needed before we had a chance to get in. My son is quite a beer enthusiast. He's a cicerone in training. He claims that he's tasted 2,000-plus beers, and I can prove it with my credit card. We decided, "Well, we'll do it ourselves." Since then, we've brought on two other staff that have equally high skill sets in a wide variety of beer.

WF: What makes Asgard Brewing unique? ^

PORTER: Number one, we have a core series of beers that we're doing under contract right now. Contracting is great because you don't have the overhead cost of investing in equipment up front. Some people call it gypsy brewing. Unfortunately, it limits you on varieties and uniqueness. You can't make it too difficult for the contractor, and it's sometimes more expensive to try to come up with the primary resources for them. But we started that process and we have several beers that are number-one sellers every single day and they haven't been off our list since we opened.

At the same time, we have 35 guest taps. They rotate four or five new beers every week. What drives a lot of people to our place is not only the quality of our beer, but this tremendous amount of variety for the Millennials who have an attention span of two seconds and want something new every day. We satisfy that attention deficit, if you will, with virtually a new beer every day.

The other thing that makes us unique is that we're in Tennessee. Tennessee hasn't been known to have the top brewers in the world. They have some good beers, but not the greatest beers in the world. We wanted to measure ourselves against the best, so we've imported some of the best, most unattainable, and rarest beers on the planet and served them to our clients, and then said, "If you like that, what do you think of this?" There appears to be no price sensitivity to buying that beer in our establishment. You can come to Asgard and try the best beers from all over the country and the world.

Another unique draw to Asgard is that we have rotating food trucks. We don't have a restaurant, and as long as I'm alive, we never will. We have 28 food trucks that rotate seven days a week. We have a new truck every day. Three-quarters of them drive in from Nashville, which is 50 miles away, and many of them are literally running out of food when they spend a day with us.

WF: What makes your space special?

PORTER: My sine qua non for running a brewery is to be near a river or water, to be near a community college or university, to be able to make a local reference to the city, to be associated with a gentrifying town center that's up and coming, and to be 30 to 40 miles away from the nearest competition. That's exactly where we are. I developed that thematic sitting in a taproom in Frankenmuth, Michigan, which is next to a bridge, on a body of water, across from a park, close to a university. Frankenmuth brand been there since 1862 and are the oldest name in the state of Michigan. I wanted to transplant that concept down here.

The bridge is important to the Viking theme because in lore you have a Bifrost bridge, which is a gateway to the nine realms, where Heimdall guards transport you to the other nine worlds of the Vikings. We sit on a river, at the apex of a bridge. We have two buildings. One is a gas station from 1912 next to a garage from the 1920s or 1930s. Our second building, across the street, opened in 1938 as a Hudson car dealership.

The road we're on was the old national highway, when the only way to get from Michigan to Florida through the middle of Tennessee. There were two gas stations and six car dealerships on the block, so this was the motor city capital of Tennessee. You stopped at that gas station with outdoor lifts to replace the tires and grease the bearings because you had to drive all day long to Nashville, which was 50 miles away on a dirt road. Finally, we're about 12 minutes from the expressway. We wanted many, many people to pass our place while coming and going in the morning. People from the western suburbs have to drive past our place on a daily basis.

We carry the Viking branding throughout the space and will through all our taprooms. In the space we're building across the street, we're going to have a taproom and a big open-pit fire area and a porch. Then we're going to put in the brewhouse. The third stage is to put a full deck on it, which we'll call Valhalla. In Viking lore, Valhalla is where warriors who died a noble death went. They were hand-picked by Valkyries riding winged horses and taken there. Odin was the master of Valhalla and allowed you to fight and drink all day, every day. Basically, it's a great place to be. In my Valhalla, you could die a noble death and we'd give you an honorary place. You could buy your way there as a VIP, or you could drink your way up there. We're also going to have a loyalty card program for getting into the VIP porch of Asgard.

To follow the theme, our subsidiary site in Pulaski, Tennessee has already been incorporated. It's called Jotunheimr, which in Viking lore is the land of the giants. Evidently, there were a few families of giants that lived in Pulaski at the turn of the century — we have evidence of them in newspaper articles and their grave sites.

WF: What are your revenues?

PORTER: We sell about $4-6,000 in distribution every month. That's has been limited because I have to go through Lipman Brothers, our out of county distributor. They take 25% of our profits. I sell to Lipman for $112, they sell it to retail outlets for $155 or $175, and the retailer makes $7-900 per barrel selling it.

That's why we have a taproom. We do $40-60,000 per month in our 400-square-foot space. That has grown from $20,000 in our first month, October 2016.

WF: What's your plan for expansion?

PORTER: We plan to have two breweries in Columbia. The 104 brewery, which will be located next to our current taproom, is a small 10-barrel system with all the equipment on site. They're getting plumbing, trenching, and all that stuff together right now. It's going to be a brewpub, with the food supplied by food trucks. It will be what I would call experimental, seasonal, small-batch funkatorium, sour beer. If you know how to make a sour beer, you know that you basically infect the beer with ***Brettanomyces*** and lactobacillus pedis to make it taste better. You don't want those bugs to get into your lager or your Pilsner. I'm not a big fan of sour beers, but it turns out kids love this stuff.

The second site, across the street from our current taproom, is going to be a 20-barrel system with a larger taproom. Instead of 35 taps, it'll have 100 taps. We'll still have guest taps. We'll have a large porch over the river that will be able to hold 85 to 100 people instead of the 20 we can cramed into the current space. The larger brewhouse will help with broader distribution and statewide service. And in general, our flavors are going to focus on florals and things the Vikings did, which was to use juniper berries, sage, hemp, pine boughs, all that kind of stuff in their mead making processing. We're making Biere de Garde, braggots, saisons, and other things with very interesting historic profiles.

The next plan, which is accelerating faster than I imagined, is to open a taproom and a small brewhouse with five to seven barrels in Pulaski, a city in Giles County. That would allow ASGARD to distribute Asgard beer in Giles County.

Pulaski is 30 miles south of us. The building we've selected at 700 1st Street is 4,500 square feet and is the oldest mercantile building in the town. It's got a much bigger parking lot, much bigger space for food trucks, and will have a small brewhouse. Most importantly, we'll be able to transport our beer wholesale to that outlet, which can retail it or wholesale it in Giles County.

There are two other opportunities that have arisen in the last month: One in Fayetteville , which is in Lincoln County, and one on a 1,400-acre farm. The opportunity would be to put a brewery on a farm and it would be totally self-sustained. That would bring us up to five brewing spaces.

WF: How do you distribute?

PORTER: Due to Tennessee law, I can't personally distribute outside the county — I have to go through a distributor. We work with Lipman. Four to six years ago, you might have been able to get placements in two or three counties and several in Chattanooga by working with a distributor like Lipman. But most restaurants have 30 taps. Once you're done, you may not get that spot back for six months. They've got so many other options, and most of it's corporate, and the corporate guys will only allow one or two guest taps. It's a monopoly on access, so a distributor is necessary.

We do not sell in grocery stores. We have a can line, but we're selling them at bottle shops, high-end filling stations, and liquor stores.

WF: How do you attract visitors?

PORTER: Our logo won an International Gold Medal a year ago. The graphics blow minds. When they look at Odin, anybody who's a comic book fan or knows the history of the Vikings knows exactly who that is. They go nuts when they see it going down the road on our one-ton Mercedes van that has eight tap handles on the side of it. We use that for beer festivals. We can show up at beer festivals and sell $1,000 worth of merch. Also, we were first in the state to do a mobile tap truck delivery wagon that's fully cooled and can deliver a cold beer.

A lot of people find us on Google because of beer tourism. There are people that crisscross this country, east and west and north and south, and they hit a brewery every single day. That's what's going on in Nashville. We're on the beer tourism trail because we're close to I-65.

A lot of convention-goers come into Nashville and head our way. One of the more successful programs we've run was a Groupon advertisement, where we gave two tasting flights and a growler fill for $30, a 60% reduction in our profits. That drove 6,000 people to our building, 75% from outside of our county.

Then, once people get here, they see the food trucks. We've had Cousins Maine Lobster, which was on Shark Tank. They sell a pound of lobster on a Connecticut roll, with a half-pound of butter, for $15. He's completely sold out his truck, on our porch three times. Nobody has the variety of food trucks that we do. Many brewerieshave food trucks, but a lot of them have gone the restaurant direction, and one guy put a food truck inside his taproom. But the Millennials have the patience of a gnat. They come in and go, "What do you have that's new? I already had that last week."

We have Asian, Middle Eastern, Southern soul food, Prince's Hot Chicken, Maine Cousins Lobster, hamburgers Movie Catering tuck. I've got Coney Island hot dogs from Detroit, the 313 area code. We have 40,000 current and retired GM employees in this region. I had a woman call me in tears and say, "Oh, I haven't had a Coney from 313 since 40 years ago. I was in high school." They try everything, and they spread the word.

Then there's a night crowd, We're basically are an Irish-Scottish brewpub family event in the early evenings, but when all the restaurants shut down at 10 p.m., the raging hormone crowd comes and texts everybody to come on down and get an Asgard beer. We stay open until midnight, which frequently means 2 a.m. We're pretty much the only nightlife in town, except for a few country music venues.

WF: What regulations are you subject to? ^

PORTER: Tennessee has the highest tax per gallon of beer in the country which is $39 per barrel of beer. The price we'd pay in Wyoming or Montana is $1.20. Three years ago, Tennessee had 68 breweries, and today it has 76. For comparison, two years ago, Asheville, N.C. by itself had 28 breweries, and now they have 69. The state of Michigan grew from 150 breweries to 325. How do I compete in that market?

I can either go along with a distributor and go down the toilet with everybody else, or I can endgame the whole deal and break what they call the three-tier system, which prevents manufacturers from being retailers and distributors. The way to do that is to build eight more breweries in eight more counties and distribute directly. Most of our revenue comes from sales in the taproom or brewpub. Why should I be depreciating the upside margin from the retail standpoint?

My margin right now, because we're not making the beer in-house and we're selling other people's beer, is 60.5%. When we're making my own beer, it'll be 85% in our own taproom.

WF: Who are your competitors? ^

PORTER: I'm the only original brewery in the history of the county. We are the only taproom in town, although we're expecting another to open up late this summer. What are we going to do about the competition? Well, we'll sell more beer. When more breweries and taprooms open up in Columbia, it's going to make my life a lot easier, and I'll tell you why. One, it validates the model. We can only run 30 beers a week in the current facility. We're working on 50 with the new taproom and porch. The other Taproom in town could run run "White Devil" this week, we could run it next week. It's cooperative. We're helping our soon-to-be competitor design their experiences.

The new place coming to town in a few months will be a taproom, not a brewery. I'm not worried about competition in what we currently are doing. Any new player basically validates our model. Any new player gives me a bunch of access to new blood — anybody that doesn't work out with my competition, I'll offer them a job. I worked many, many years in the pharmaceutical research field, and I learned that it is really hard to retain good people. You need to have a steady flow of trained, talented people in the business. Having local competitors just gives you a broader pool of talent.

There have been a lot of breweries that have sold out, as you may know — Goose Island, Lagunitas, and recently, Wicked Weed from Asheville. The big boys have been losing market share every single year for the last 20 years. They've done everything they can to slow it down, and it's not slowing down. The social dynamics with this next generation — they would rather walk than drive, they'd rather support local than national, they'd rather support small than big — means the big guys are desperate. The behavior of the big guys has been extremely unethical, if not illegal. For example, two years ago, they were going to pay distributors $2.5 million not to carry craft beer. That lasted a year and was shut down. The second thing is that, when AmBev bought Wicked Weed out of Asheville, they shut off the shipment of South African hops to all U.S. breweries except theirs. Seven businesses got screwed. That's what I call the non-competitive behavior. I am a capitalist, and I'm in business is to make money, but that's not a good way to do business, from my perspective. It's clearly not ethical.

That's why I'm doing so much local business. I can't tell you the number of farmers that are gunning up to grow barley in my area. Another example is, Michigan Great Lakes Hops, which was nothing 10 years ago, and is now a huge company in the Midwest because they're servicing 300 breweries.

The big guys continue to dominate the retail marketing side. They buy their way into the end cap, the thing at the end of the row at the supermarket. Then they cut their prices so that you have to sell your stuff at $9.99 a six-pack, which means you're making 5% margins. They can keep on going down, and they don't care, because they don't want to lose market share. Market share is a huge part of their valuation. I'm not trying to be in those grocery stores. I really don't see that as a future growth pattern for us. We're not going to beat the big guys there.

WF: What risks do you face?

PORTER: Remember the webmasters back in the '90s? These guys were making $200,000 and they hardly knew what they were doing, but no one knew how to design a website so they could demand massive salaries. They moved on to the next job after two years. Think of the brewery growth in this country right now. We're adding a brewery a week and there just aren't that many trained brewers. So my concern is simply a personnel issue — how do I get people to show up, how do I get people who want to work, how do I get people who know how to work, and how do I get people who don't steal you blind? Those are always the issues.

That said, in retail restaurants, margins are 7%. My margins are high enough that I can weather some speed bumps.

WF: How will you retain good employees?

PORTER: Our average tip on a bar tab is 20% to 30%. My employees can make $90,000 per year if they work 40 hours per week. By opening up the two porches on the river and having two taprooms, particularly the larger one across the street, I'll be hiring 30 people. They'll be able to afford a house, a car, maybe start a family. My whole goal is wealth generation for these kids.

Also, all my employees get stock options. I learned this the second time I went to the Ypsilanti Beer Festival in Ypsilanti, Michigan. The first time I went in 1997, there were four breweries and 500 total visitors. Last year, there were 12,000 people a day, with 4,500 beers and 150 breweries. In talking to all the brew masters and staff, I learned that one of the big issues with the breweries in that state is that the brewery staff and the brewers were being abused. They were being paid low wages and leveraged against their passion to make beer, but none of them had insurance, they didn't have profit sharing plans, and nobody was getting stock. We're fixing that. From the inception here, every year, we're granting stock options to every employee. They're owners, not staff.

WF: What's your endgame?

PORTER: I built this business for my son because of his passion, and my passion, for Norwegian myths and legends. My ancestry is Scots-Irish, so I wear a kilt for all the Scottish and Irish events at the taproom. This is a family deal. There is no exit strategy planned. None of the investors are asking for that at this point in time. I plan to build a sustainable business that can last a very long time.

WF: Who's on your team?

PORTER: My name is Stephen Porter. I'm the CEO and founder of Asgard Craft Brewery. I've traveled all over the world, have been to six continents, and I've also been running my own pharmaceutical company since 2000. I'm shutting it down this year, though. I sold my last asset to a Chinese investor in May. I like to tell people, "I'm getting out of drugs into a more noble profession, beer making."

Our first employee is my son, who's got the nose of a bloodhound. He smells and tastes things I can't even imagine. He's got a passion for beer. He likes exotic, expensive beers, and he has a real passion for how beer is made and what's in it. He loves the lambics and the traditional-style beers that are made over there in open, wooden casks with lots of spiders and flies. They've been doing that for 800 years.

Our manager and primary bottle sales handler is Mike Peters, who spent years in Southeast Asia and Germany and acquired a great love for beer, then took a year internship virtually unpaid to learn how to make beer. He has an exhausting list of rare bottles of beer that he buys and puts in coolers in our place.

We also have Ryan, who started out as a home brewer, became a whiskey distiller at age 20, took a year's internship in brewing, went back to whiskey, and then we hired him back into brewing. He's the magic man. Most of these guys — and I say this in kindness — these brewers are essentially trolls. They have poor interpersonal skills and personal hygiene, but they love beer. It's their passion. They wake up in the morning and then figure out how to make better beer. Those guys are rare, so you've got to treat them right. We have not had a bad beer. He's upset sometimes because they're not the kind of beers he really wants to make, which are these exotic, rare, unusual beers, but I keep telling him, "It's paying the light bill, my friend. People love what you're making."

WF: Who are your current investors?

PORTER: About three-quarters of our existing investors are folks in their 70s or 80s who want to provide a future for their grandkids. We have young retirees dipping into their retirement funds to get a better upside. I'm currently offering a convertible promissory note at 8% per year simple interest and a conversion at five years to stock at today's price. I raised about $600,000 from that with a $25,000 minimum investment. It's been successful, but I'm in a small town.

WF: What's your long-term vision for the business? ^

PORTER: I want to expand internationally. I'd love to get some international investors, particularly from Northern Europe and Asia. I've been traveling to China since 1982 and their craft beer industry is awesome. The problem with China is that you can't scale big enough. You've got to be at, like, 1 million barrels in two years, or people walk away. There are some challenging nuances between government support and private support, and their distribution model is really funky. There's a lot of gray-market stuff. A number of U.S. brewers have their products being offered over there, which the government hasn't allowed to happen, but because demand is so great, there's a whole gray channel

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Pedro M Ross Oct 22

Hello, what I seen so far seems interesting. And, we are thinking of investing later. How long is this investment window available on this site?

Also, we may other questions later. But, I just want to understand the time frame now.

Stephen Porter Co-Founder and CEO FOUNDER Oct 22

I believe we are open until March 2019

Barnaby Zelman Sep 10

To add to Jefferson's question, are there other sources of income (current or projected) other than the current $60k in monthly revenue?

Stephen Porter Co-Founder and CEO FOUNDER Oct 22

Barnaby Sorry for this delay I am still learning how to work all the windows of this offering. Current income streams are retail and Wholesale beer and Retail Merchandise, Wedding and event venues with our 8 Tap Asgard Truck.

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